Exhibit 16

June 7, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir:

We have read the first four paragraphs of item 4 included in the Form 8-K dated June 7, 2002 of General Dynamics Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to:	Mr. Michael J. Mancuso
Senior Vice President and CFO
General Dynamics Corporation.